EXHIBIT 99.1

November 28, 2008

Mr. Henry Fong, Chairman
FastFunds Financial Corporation
319 Clematis Street
Suite 703
West Palm Beach, Florida 33401

Dear Henry,

Please let this letter serve as my resignation from the board of directors of FastFunds Financial Corporation effective as of this date.

Sincerely,

/S/ AARON A. GRUNFELD
Aaron A. Grunfeld